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Exhibit 10v - Employment Agreement with Kenneth Grossman

                            BROWNSTONE HOLDINGS, INC.

                              EMPLOYMENT AGREEMENT

                  EMPLOYMENT AGREEMENT is effective as of the 30th day of October, 1997 by and between BROWNSTONE HOLDINGS, INC., a Delaware corporation (hereinafter referred to as "Employer"), a wholly-owned subsidiary of Diplomat Corporation, a Delaware corporation ("Diplomat") and KENNETH S. GROSSMAN, (hereinafter referred to as "Employee");

                              W I T N E S S E T H:

                  WHEREAS, Employer desires to employ Employee as Divisional President of the Employer; and

                  WHEREAS, Employee is willing to be employed as Divisional President of the Employer in the manner provided for herein, and to perform the duties of Divisional President of Employer upon the terms and conditions herein set forth;

                  NOW, THEREFORE, in consideration of the promises and mutual covenants herein set forth it is agreed as follows:

                  1. Employment of Employee. Employer hereby employs Employee as Divisional President of the Employer.

                  2. Term. The term of this Agreement shall commence on the 30th day of October (the "Commencement Date") and expire five (5) years from such date. Each 12 month period from the Commencement Date forward during the term hereof shall be referred to as an "Annual Period." During the term hereof, Employee shall devote substantially all of his business time and efforts to Employer and its subsidiaries and affiliates.

                  3. Duties. Employee hereby agrees that, throughout the period of his employment hereunder, he shall devote substantially all of his business time, attention, knowledge and skills, faithfully, diligently and to the best of his ability, in furtherance of the business of Employer, shall perform the duties assigned to him by the officers of Diplomat consistent with the following duties: responsible for (i) buying and merchandising for Brownstone catalogs and
(ii) creative control over Brownstone catalogs, and shall observe and carry out such rules and regulations, policies and directions as Employer may from time to time establish consistent with his position. During the term of this Agreement, Employee shall do such traveling as may be reasonably required of him in the performance of his duties on behalf of Employer. Employee shall be available to confer and consult with and advise the officers and directors of Employer and Diplomat at such times that may be reasonably required by Employer and Diplomat. Employee shall report directly and solely to the Chief Executive Officer and Chief Operating Officer of Employer.

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                  4.   Compensation.

                       (a) Employee shall be paid a minimum of $200,000 for each Annual Period. Employee shall be paid periodically in accordance with the policies of the Employer during the term of this Agreement, but not less frequently than bi-weekly. Employee is eligible for an annual bonus, if any, which will be determined and paid in accordance with policies set from time to time by the Board of Diplomat.

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                       (b) Employee shall be entitled to participate in and
receive the benefits of all pension, profit-sharing, deferred compensation, retirement, hospitalization, insurance, medical or dental or other benefit plan or arrangement generally available to executive employees of Employer as may now or hereafter exist. Employee shall also be entitled to participate in or receive all other benefits and perquisites generally available to senior executives of Employer that may be in effect from time to time during the Employee's employment hereunder. Employer shall be under no obligation to institute or continue the existence of any such employee plan, benefit or perquisite.

                  5. Expenses. Employer shall reimburse Employee, promptly upon presentation of receipts or vouchers thereof, for all expenses reasonably incurred by him, including parking expenses in connection with the performance of his duties hereunder and the business of Employer, all in accordance with policies of Employer from time to time in effect. Employer shall continue to make loan payments on, and shall continue to pay the cost of maintenance, fuel and insurance, for, the automobile currently in place for the benefit of Employee, through and until all loan payments on the automobile are made. Thereafter, the automobile shall be transferred to Employee for $1 and, at Employee's option, shall be entitled to have all maintenance, fuel and insurance paid through the term of this Agreement or have leased for him another automobile in accordance with Employer's benefit plan, if any, for senior executives. Employee shall be provided a corporate credit card in accordance with Employer's policy, if any.

                  6. Vacation. Employee shall be entitled to receive three (3) weeks paid vacation time after each year of employment upon dates agreed upon by Employer. Upon separation of employment, for any reason, vacation time accrued and not used shall be paid at the salary rate of Employee in effect at the time of employment separation.

                  7. Employee's Representations. Employee is free to enter into this Employment Agreement and to perform each of the provisions contained herein. Employee represents and warrants that Employee is not restricted or prohibited, contractually or otherwise, from entering into and performing this Employment Agreement, and that Employee's execution and performance of this Employment Agreement is not a violation or breach of any agreement between Employee and any other person or entity.


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                  8.   Nondisclosure of Confidential Information; Ownership of
Intellectual Property Rights; Non Competition; Covenant Not to Compete.

                       (a) Nondisclosure of Confidential Information. During the term of this Employment Agreement and at all times thereafter, Employee will keep confidential and will not directly or indirectly divulge to anyone nor use or otherwise appropriate for Employee's own benefit, or on behalf of any other person, firm, partnership or corporation by whom Employee might subsequently be employed or otherwise associated or affiliated with, any Confidential Information (as defined herein). For this purpose, "Confidential Information" means any and all trade secrets or other confidential information of any kind, nature or description concerning any matters affecting or relating to the business of Employer or any affiliate of Employer which derives economic value, actual or potential, from not being generally known to the public or the trade or to other persons who can obtain economic value from its disclosure or use and which is subject to efforts by Employer that are reasonable under the circumstances to maintain its secrecy. Confidential Information does not include information which (a) is or becomes generally available to the public or the trade other than as a result of a disclosure by Employee or any of his agents or representatives, or (b) was within Employee's possession prior to its being furnished to Employee by Employer, Jean Grayson's Brownstone Studio, Inc. or Wilroy, Inc.; provided that the source of such information in the case of either clause (a) or (b) was not bound by a confidentiality agreement or other contractual obligation of confidentiality with respect to such information or did not otherwise acquire or disclose such information wrongfully.


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                       (b)  Employer Intellectual Property Rights. All
intellectual property rights, whether or not patentable or copyrightable, which (i) are made or developed with the equipment, supplies, facilities, product formulations, trade secrets, time or other assets of Employer; (ii) relate to the business, including anticipated research or development, of Employer that are developed during the term of this Employment Agreement or previously with Jean Grayson's Brownstone Studio, Inc. or Wilroy, Inc., or
(iii) result from work performed by Employee for Employer, are and shall remain the sole property of Employer, and upon request made by Employer, Employee shall assign any and all rights, including copyrights, patents and patent rights, trade mark and trade dress rights, Employee may have therein to Employer.

                       (c) Employer Materials. All reports and analysis, designs, drawings, contracts, contractual arrangements, specifications, computer software, computer hardware and other equipment, computer printouts, computer disks, documents, memoranda, notebooks, correspondence, files, lists and other records, and the like, and all photocopies or other reproductions thereof, affecting or relating to the business of Employer which Employee shall prepare, use, construct, observe, possess or control ("Employee Materials"), shall be and remain the sole property of Employer. Upon termination of this Employment Agreement, Employee shall deliver promptly to Employer all such Employer Materials.

                       (d) Certain Restrictions on Business Activities. During the term of this Employment Agreement, Employee agrees that:

                            (i) Business Activities. He will not, directly or
indirectly, own an interest in, operate, join, control or participate in, or be connected as an officer, employee, agent, independent contractor, partner, shareholder or principal of any corporation, partnership, proprietorship, firm, association, person or other entity providing services and/or products or a combination thereof which directly or indirectly compete with Employer's business, and he will not undertake planning for or organization of any business activity competitive with Employer's business or combine or conspire with other employees or representatives of Employer's business for the purpose of organizing any such competitive business activity, except the purchase of less than four percent (4%) of the stock of a publicly traded company which is not affiliated with Employer.

                            (ii) Solicitation of Customers, Etc. He will not,
directly or indirectly, either for himself or for any other person, firm or corporation, divert or take away or attempt to divert or take away and, if the Employee's termination of employment results for Cause (as defined herein) or the Employee's voluntary termination of employment, for six (6) months after the term of this Employment Agreement, call on or solicit or attempt to call on or solicit in an attempt to so divert or take away any of Employer's customers or distributors, including but not limited to, those upon whom Employee called or whom Employee solicited or serviced or with whom Employee became acquainted while engaged as an employee in Employer's, Jean Grayson's Brownstone Studio, Inc.'s or Wilroy, Inc.'s business.

                            (iii) Solicitation of Employees, Etc. He will not,
directly or indirectly or by action in concert with others, induce or influence (or seek to induce or influence) any person who is engaged (as an employee, agent, independent contractor or otherwise) by Employer to terminate his or her employment or engagement.

                       (e)  Covenant Not to Compete.

                            (i)   Obligations of Employee. Employee acknowledges
that, as a key management employee, Employee will be involved, on a high level, in the development, implementation and management of the business strategies and plans of Employer, which shall also consist of such other business, units, divisions, subsidiaries or other entities of Employer as Employer shall determine in its sole discretion from time to time (the "Business"). By virtue of Employee's unique and sensitive position and special background, employment of Employee by a competitor of Employer represents a serious competitive danger to Employer and the Business,

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and the use of Employee's talent and knowledge and information about Employer or the Business can and would constitute a valuable competitive advantage over Employer and the Business. In view of the foregoing, Employee covenants and agrees that, if Employee's employment with Employer is terminated other than by Employer without Cause (as defined herein) at any time, for a period of eighteen (18) months after the date of such termination, Employee will not engage or be engaged, in any capacity, directly or indirectly, including but not limited as employee, agent, consultant, manager, executive, owner or stockholder (except as a passive investor holding less than a four percent (4%) equity interest in any enterprise the securities of which are publicly traded) in any business entity doing business in the United States engaged in competition with any business conducted by Employer on the date of termination. This Covenant Not to Compete shall survive the termination or expiration of the other provisions of this Employment Agreement. If any court determines that this Covenant Not to Compete, or any part thereof, is unenforceable because of the duration or geographic scope of such provision, such court shall have the power to reduce the duration or scope of such provision, as the case may be, and, in its reduced form, such provision shall then be enforceable.

                            (ii)  Injunctive Relief. Employee acknowledges that
the violation of the covenants contained in this Section 8(e) would be detrimental and cause irreparable injury to Employer and its affiliates which could not be compensated by money damages. Employee agrees that an injunction from a court of competent jurisdiction is the appropriate remedy for these provisions, and consents to the entry of an appropriate judgment enjoining Employee from violating these provisions in the event there is a finding of their breach.

                       (f) Severability. Employee agrees, in the event that any provision of this Section 8 or any word, phrase, clause, sentence or other portion thereof shall be held to be unenforceable or invalid for any reason, such provision or portion thereof shall be modified or deleted in such a manner so as to make this Section 8 as modified legal and enforceable to the fullest extent permitted under applicable laws. The validity and enforceability of the remaining provisions or portions thereof shall not be affected thereby and shall remain valid and enforceable to the fullest extent permitted under applicable laws. A waiver of any breach of the provisions of this Section 8 shall not be construed as a waiver of any subsequent breach of the same or any other provision.

                  9.   Termination.

                       (a)  Termination by Employer.

                            (i)   Employer may terminate this Agreement upon
written notice for Cause. For purposes hereof, "Cause" shall mean only (A) action wilfully taken with the intention of being to the material detriment of Employer or Diplomat, including engaging in conduct that constitutes activity in competition with Employer or Diplomat; (B) the conviction of Employee for the commission of a felony; (C) the habitual abuse of alcohol or controlled substances; and/or (D) material breach of this Agreement, including, but not limited to, Employee's duties under Section 3 hereof. Notwithstanding anything to the contrary in this Section 9(a)(i), Employer may not terminate Employee's employment under this Agreement for Cause unless Employee shall have first received notice from the Board advising Employee of the specific acts or omissions alleged to constitute Cause, and such acts or omissions continue after Employee shall have had a reasonable opportunity (at least 20 days from the date Employee receives the notice from the Board) to correct the acts or omissions so complained of.

                            (ii)  In the event that during the term of his
employment with Employer, Employee shall become Disabled (as that term is defined herein), Employer may terminate this Agreement and Employee's employment hereunder at any time upon 10 days' written notice to Employee and Employee shall be entitled to receive disability payments during the succeeding 12-month period at a rate equal to one-half of the rate of the base salary as provided in Section 4(a) to which he was theretofore entitled, payable in equal installments no less frequently than monthly plus all employee benefits under Section 4(b). For the purposes of this Agreement, Employee shall be deemed to have become Disabled when by reason of his physical or mental incapacity, Employee shall not be able to perform his duties hereunder for a period of six consecutive months or for an aggregate of 180

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days in any consecutive period of twelve months. Any proceeds of disability insurance policies or plans maintained by Employer for the benefit of Employee shall be paid to Employee up to an amount equal to the amount paid under the first sentence of this Section 9(a)(ii).

                            (iii) This Employment Agreement and Employer's
obligations hereunder shall terminate upon Employee's death. Upon termination for death, Employer shall continue to pay the compensation payments pursuant to Section 4(a), plus the bonus under Section 10, pro-rated through the date of termination, to the surviving spouse of Employee (or if there is none to Employee's estate) for the succeeding three (3) months.

                       (b) Termination by Employee. Employee shall have the right to terminate his employment under this Agreement upon 20 days' notice to Employer given within 90 days following the occurrence of any of the following events:

                                  (A) Employer acts to materially reduce
Employee's duties and responsibilities hereunder. Employee's duties and responsibilities shall not be deemed materially reduced for purposes hereof solely by virtue of the fact that Employer is (or substantially all of its assets are) sold to, or is combined with, another entity, provided that Employee shall continue to have the same duties and responsibilities with respect to Employer's business, and Employee shall report directly to the corporate designee of the entity (or individual) that acquires Employer or its assets;

                                  (B) Any reduction in Employee's rate of base
compensation, or a material reduction in Employee's other benefits;

                                  (C) A failure by Employer to obtain the
assumption of this Agreement by any successor; or

                                  (D) A material breach of this Agreement by
Employer, which is not cured within twenty (20) days of written notice of such breach by Employer.

If Employer shall terminate Employee's employment other than due to his death or disability or for Cause (as defined in Section 9(a)(i) of this Agreement), or if Employee shall terminate this Agreement under Section 9(b), Employee shall receive solely, as liquidated damages, all amounts provided for by Section 4 and all additional employee benefits under Sections 4 and 5 throughout the remaining term of this Agreement regardless of the amount of compensation he may earn with respect to any other employment he may obtain. In the event of Employee's death or disability, Employee shall be entitled to reimbursed expenses under Section 5 incurred prior to the date of death or disability.

                  10. Bonus. Employee shall be entitled to an amount equal to ten percent (10%) of Earnings before income taxes of Employer up to a maximum of $250,000 per Annual Period ("Bonus") payable within 90 days after the end of Employer's fiscal year. For the purpose of this Section 10 "Earnings" for any fiscal year shall mean (i) the revenues of Employer, less returns, (ii) less direct costs of Employer (including, but not limited to, the cost of merchandise sold, employees dedicated solely to Employer, catalog production cost, Employer's financing costs, and direct costs of sales of Employer's merchandise), and (iii) less combined selling, general and administrative costs and overhead of Diplomat allocated in accordance with Diplomat's policy as may be modified from time to time, all as determined under U.S. Generally Accepted Accounting Principles, consistently applied. Within 90 days after the end of Employer's fiscal year, Employee shall receive a guaranteed payment of $10,000 per year for merchandise consulting to Lew Magram Ltd., which amount shall not reduce any bonus earned under the first sentence of this Section 10.

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                  11. Excise Tax. In the event that any payment or benefit
received or to be received by Employee in connection with a termination of his employment with Employer would constitute a "parachute payment" within the meaning of Code Section 280G or any similar or successor provision to 280G and/or would be subject to any excise tax imposed by Code Section 4999 or any similar or successor provision then Employer shall assume all liability for the payment of any such tax and Employer shall immediately reimburse Employee on a "grossed-up" basis for any income taxes attributable to Employee by reason of such Employer payment and reimbursements.

                  12. Arbitration. Any controversies between Employer and Employee involving the construction or application of any of the terms, provisions or conditions of this Agreement, save and except for any breaches arising out of Sections 8 hereof, shall on the written request of either party served on the other be submitted to arbitration. Such arbitration shall comply with and be governed by the rules of the American Arbitration Association. An arbitration demand must be made within one (1) year of the date on which the party demanding arbitration first had notice of the existence of the claim to be arbitrated, or the right to arbitration along with such claim shall be considered to have been waived. An arbitrator shall be selected according to the procedures of the American Arbitration Association. The cost of arbitration shall be born by the losing party or in such proportions as the arbitrator shall decide. The arbitrator shall have no authority to add to, subtract from or otherwise modify the provisions of this Agreement, or to award punitive damages to either party.

                  13. Attorneys' Fees and Costs. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which he may be entitled.

                  14. Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the transactions contemplated herein and supersedes, effective as of the date hereof any prior agreement or understanding between Employer and Employee with respect to Employee's employment by Employer. The unenforceability of any provision of this Agreement shall not affect the enforceability of any other provision. This Agreement may not be amended except by an agreement in writing signed by the Employee and the Employer, or any waiver, change, discharge or modification as sought. Waiver of or failure to exercise any rights provided by this Agreement and in any respect shall not be deemed a waiver of any further or future rights.

                  15. Assignment. This Agreement shall not be assigned to other parties, provided, however, this Agreement may be assigned by Employer to an entity that acquires substantially all of the assets of Employer.

                  16. Governing Law. This Agreement and all the amendments hereof, and waivers and consents with respect thereto shall be governed by the internal laws of the State of New York.

                  17. Notices. All notices, responses, demands or other communications under this Agreement shall be in writing and shall be deemed to have been given when (a) delivered by hand; (b) sent by telefax, (with receipt confirmed), provided that a copy is mailed by registered or certified mail, return receipt requested, on such date; or (c) received by the addressee as sent by express delivery service (receipt requested) in each case to the appropriate addresses and telefax numbers as the party may designate to itself by notice to the other parties:

                            (i)   if to the Employer:

                                  Diplomat Corporation
                                  25 Key Fries Drive
                                  Stony Point, New York 10980
                                  Attention: Jonathan Rosenberg
                                  Telefax: (914) 786-8727
                                  Telephone: (914) 786-5552

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                                  With a copy to:

                                  Gersten, Savage, Kaplowitz & Fredericks, LLP
                                  101 East 52nd Street
                                  New York, New York 10022
                                  Attention:  Jay M. Kaplowitz, Esq.
                                  Telefax: (212) 980-5192
                                  Telephone: (212) 752-9700

                            (ii)  if to the Employee:

                                  Kenneth S. Grossman
                                  7 Rosemont Place
                                  Great Neck, New York 11023
                                  Telefax: (516) 466-6252
                                  Telephone: (516) 466-6239

                                  With a copy to:

                                  Warshaw Burstein Cohen Schlesinger & Kuh, LLP 555 Fifth Avenue
                                  New York, New York 10017
                                  Attention: Frederick R. Cummings, Jr., Esq.
                                  Telefax: (212) 972-9150
                                  Telephone: (212) 984-7700

                  18. Severability of Agreement. Should any part of this Agreement for any reason be declared invalid by a court of competent jurisdiction, such decision shall not affect the validity of any remaining portion, which remaining provisions shall remain in full force and effect as if this Agreement had been executed with the invalid portion thereof eliminated, and it is hereby declared the intention of the parties that they would have executed the remaining portions of this Agreement without including any such part, parts or portions which may, for any reason, be hereafter declared invalid.

                  19. Guarantee. Diplomat guarantees the obligations of Employer under this Agreement.

                         [Signatures on following page]


                  IN WITNESS WHEREOF, the undersigned have executed this agreement as of the day and year first above written.


                                       BROWNSTONE HOLDINGS, INC.

                                       By:  /s/ JONATHAN ROSENBERG
                                          ------------------------------
                                          Jonathan Rosenberg, President

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                                            /S/ KENNETH GROSSMAN
                                          ------------------------------
                                                Kenneth Grossman



                                       As to Section 19

                                       DIPLOMAT CORPORATION

                                       By:  /S/ JONATHAN ROSENBERG
                                          ------------------------------
                                          Jonathan Rosenberg, President

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